      As filed with the Securities and Exchange Commission on September 22, 1999
                                                      Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ________________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                           ________________________
                              CRITICAL PATH, INC.
              (Exact name of registrant as specified in charter)
                           ________________________

      California                                  320 First Street                                      91-17883000
  --------------------                       San Francisco, California  94105                  -------------------------------
(State of incorporation)                (Address of principal executive offices)             (I.R.S. Employer Identification No.)
                                          -----------------------------------

                       1996 Amplitude Stock Option Plan
                            1998 Stock Option Plan
                         1998 dotOne Stock Option Plan
                       1999 Employee Stock Purchase Plan
                      1999 Nonstatutory Stock Option Plan
                           (Full title of the plans)
                           ________________________

                               Douglas T. Hickey
                     President and Chief Executive Officer
                              Critical Path, Inc.
                                320 1st Street
                        San Francisco, California 94105
                                (415) 808-8800
(Name, address, and telephone number, including area code, of agent for service)
                           ________________________

                                   Copy to:
                             Alan K. Austin, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA 94304
                                (650) 493-9300

--------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                                          Proposed          Proposed
                                                       Maximum            Maximum            Maximum
                                                        Amount            Offering          Aggregate        Amount of
                                                        to be            Price Per          Offering        Registration
        Title of Securities to be Registered        Registered (1)         Share              Price             Fee
  ----------------------------------------------    --------------       ---------          ---------       ------------
Common Stock, par value $0.001
     to be issued upon exercise of options
     granted and outstanding and options
     authorized and unissued under the 1996
     Amplitude Stock Option Plan................      584,175 shares        $6.95 (2)   $   4,060,016.25    $   1,128.69
     to be issued upon exercise of options
     granted and outstanding and options
     authorized and unissued under the 1998
     Stock Option Plan..........................    9,724,669 shares        $5.45 (3)   $  53,020,250.63    $  14,739.63

     to be issued upon exercise of options
     granted and outstanding and options
     authorized and unissued under the 1998
     dotOne Stock Option Plan...................       74,587 shares       $22.69 (4)   $   1,692,696.30     $     470.57
     to be issued under 1999 Employee Stock
     Purchase Plan..............................      600,000 shares       $39.59 (5)   $  23,754,000.00     $   6,603.61
     to be issued upon exercise of options
     granted and outstanding and options
     authorized and unissued under the 1999
     Nonstatutory Stock Option Plan.............    4,000,000 shares       $34.23 (6)   $ 136,928,750.00     $  38,066.19
                                                  ------------------                      ---------------   --------------
          TOTAL                                    14,983,431 shares                    $ 219,455,713.18     $  61,008.69
=========================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
(2) Computed in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $3.77 per share covering 532,247 outstanding options and the estimated exercise price of $39.59 per share covering 51,928 authorized but unissued shares. The estimated exercise price of $39.59 per share was computed in accordance with Rule 457 by averaging the high and low prices of a share of Critical Path, Inc. Common Stock as reported on the Nasdaq National Market on September 20, 1999.
(3) Computed in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $5.37 per share covering 9,700,862 outstanding options and the estimated exercise price of $39.59 per share covering 23,807 authorized but unissued shares. The estimated exercise price of $39.59 per share was computed in accordance with Rule 457 by averaging the high and low prices of a share of Critical Path, Inc. Common Stock as reported on the Nasdaq National Market on September 20, 1999.
(4) Computed in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $2.77 per share covering 34,226 outstanding options and the estimated exercise price of $39.59 per share covering 40,361 authorized but unissued shares. The estimated exercise price of $39.59 per share was computed in accordance with Rule 457 by averaging the high and low prices of a share of Critical Path, Inc. Common Stock as reported on the Nasdaq National Market on September 20, 1999.
(5) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on the average price of the high and low price as reported by the Nasdaq Stock Market on September 20, 1999, which average is $39.59.
(6) Computed in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $33.88 per share covering 3,750,000 outstanding options and the estimated exercise price of $39.59 per share covering 250,000 authorized but unissued shares. The estimated exercise price of $39.59 per share was computed in accordance with Rule 457 by averaging the high and low prices of a share of Critical Path, Inc. Common Stock as reported on the Nasdaq National Market on September 20, 1999.

                              CRITICAL PATH, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II



Item 3.  Incorporation of Documents by Reference.

   The following documents previously filed by Critical Path, Inc. (the "Registrant") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference in this Registration Statement:

   (a) The Registrant's Current Report on Form 8-K dated August 31, 1999;

   (b) The Registrant's Current Report on Form 8-K dated August 2, 1999;

   (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999;

   (d) Prospectus of the Registrant, dated June 1, 1999;

   (e) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999;

   (f) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, dated February 1, 1999.

   All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this Registration Statement prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

   Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement


Item 4.  Description of Securities.

   Not applicable.


Item 5.  Interests of Named Experts and Counsel.

   Not applicable.

Item 6.  Indemnification of Directors and Officers.

   The Registrant's Amended and Restated Articles of Incorporation limit the liability of the Registrant's directors for monetary damages to the maximum extent permitted by California law. Such limitation of liability has no effect on the availability of equitable remedies, such as injunctive relief or rescission.

   The Registrant's Amended and Restated Bylaws provide that the Registrant will indemnify its directors and officers and may indemnify its employees and agents (other than officers and directors) against certain liabilities to the maximum extent permitted by California law. The Registrant has entered into indemnification agreements with each of its current directors and officers and certain of its key employees that provide for indemnification of, and advancement of expenses to, such persons to the maximum extent permitted by California law, including by reason of action or inaction occurring in the past and circumstances in which indemnification and advancement of expenses are discretionary under California law.

   At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Registrant in which indemnification would be required or permitted. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 7.  Exemption from Registration Claimed.

   Not applicable.

Item 8.  Exhibits.



      Exhibit
       Number                           Description
      --------                          -----------
         5.1     Opinion of Wilson Sonsini Goodrich & Rosati.
        10.1     1996 Amplitude Stock Option Plan
        10.2*    1998 Stock Option Plan
        10.3     1998 dotOne Stock Option Plan
        10.4*    1999 Employee Stock Purchase Plan
        10.5     1999 Nonstatutory Stock Option Plan
        23.1     Consent of PricewaterhouseCoopers LLP, Independent
                 Accountants
        23.2     Consent of Ernst & Young LLP, Independent Auditors
        23.3     Consent of Wilson Sonsini Goodrich & Rosati (contained in
                 Exhibit 5.1).
        24.1     Power of Attorney (see signature page).

* Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-71499), which was declared effective on March 26, 1999.

Item 9.  Undertakings.

1.    The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to law, the Registrant's Articles of Incorporation, Bylaws or indemnification agreements, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on September 21, 1999.

                                 CRITICAL PATH, INC.

                                 By:/s/ Douglas T. Hickey
                                    ________________________________________
                                    Douglas T. Hickey
                                    President and Chief Executive Officer

                               POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Douglas T. Hickey and David Thatcher, or either of them, his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          Signature                                 Title                               Date

                                  President and Chief Executive Officer and      September 21, 1999
  /s/ Douglas T. Hickey             Director (Principal Executive Officer)
---------------------------
    Douglas T. Hickey
                                      Executive Vice President and Chief         September 21, 1999
  /s/ David Thatcher              Financial Officer (Principal Financial and
---------------------------                  Accounting Officer)
    David Thatcher

 /s/ David C. Hayden                        Chairman of the Board                September 21, 1999
---------------------------
   David C. Hayden

                                                   Director                      September   , 1999
---------------------------
  Christos M. Cotsakos

                                                   Director                      September   , 1999
---------------------------
      Lisa Gansky

  /s/ Kevin R. Harvey                              Director                      September 20, 1999
---------------------------
    Kevin R. Harvey

                                                   Director                      September   , 1999
---------------------------
    James A. Smith

 /s/ George Zachary
---------------------------                        Director                      September 21, 1999
    George Zachary


                               INDEX TO EXHIBITS



      Exhibit
       Number                           Description
      --------                          -----------
         5.1     Opinion of Wilson Sonsini Goodrich & Rosati
        10.1     1996 Amplitude Stock Option Plan
        10.2*    1998 Stock Option Plan
        10.3     1998 dotOne Stock Option Plan
        10.4*    1999 Employee Stock Purchase Plan
        10.5     1999 Nonstatutory Stock Option Plan
        23.1     Consent of PricewaterhouseCoopers LLP, Independent
                 Accountants
        23.2     Consent of Ernst & Young LLP, Independent Auditors
        23.3     Consent of Wilson Sonsini Goodrich & Rosati (contained in
                 Exhibit 5.1).
        24.1     Power of Attorney (see signature page).

* Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-71499), which was declared effective on March 26, 1999.